As filed with the Securities and Exchange Commission on December 11, 2014
Registration No. 333-[___________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	36-2090085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois	60706
(Address of Principal Executive Offices)	(Zip Code)

Methode Electronics, Inc. 2014 Omnibus Incentive Plan
(Full title of the plan)

Donald W. Duda
President and Chief Executive Officer
Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Steven C. Roper
Locke Lord LLP
111 South Wacker Drive
Chicago, Illinois 60606
(312) 443-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.50 per share	3,000,000	$40.80	(2)	$122,400,000	$14,222.88
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the Methode Electronics, Inc. 2014 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low price of the registrant’s common stock as reported by the New York Stock Exchange on December 8, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Methode Electronics, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the documents listed below which have previously been filed with the Securities and Exchange Commission (the “Commission”), to the extent such documents and any exhibits thereto have been filed rather than furnished:

· The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 3, 2014, filed on June 26, 2014;

· The Registrant’s Current Report on Form 8-K filed on July 3, 2014;

· The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2014, filed on September 4, 2014;

· The Registrant’s Current Report on Form 8-K filed on September 22, 2014;

· The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2014, filed on December 11, 2014; and

· The description of the Registrant’s common stock, $0.50 par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed October 9, 2007, registering such shares pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities offered hereby has been passed upon for the Registrant by Locke Lord LLP. Steven C. Roper, a partner at Locke Lord LLP, is Secretary of the Registrant.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants a Delaware corporation broad power to indemnify its officers, directors, employees and agents, in connection with actual or threatened actions, suits or proceedings, provided that such officer, director, employee or agent acted in good faith and in a manner such officer, director, employee or agent reasonably believed to be in, or not opposed to, the corporation’s best interests, and for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty, but the statute also provides that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, any violation of Section 174 of the DGCL and the receipt of improper personal benefits cannot be eliminated or limited in this manner.

As permitted by the above provisions of the DGCL, the Registrant’s Restated Certificate of Incorporation provides that the Registrant shall indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided below with respect to Proceedings to enforce rights to indemnification, the Registrant shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

The right to indemnification conferred in the preceding paragraph includes the right to be paid by the Registrant the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the DGCL requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses.

The rights to indemnification and to the Advancement of Expenses conferred in the preceding two paragraphs are contract rights. If a claim under either of the preceding paragraphs is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Registrant to recover an Advancement of Expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit (i) brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) or (ii) brought by the Registrant to recover an Advancement of Expenses pursuant to the terms of an undertaking the Registrant shall be entitled to recover such expenses upon a final adjudication that, it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Registrant to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Registrant.

Nevertheless, in compliance with Section 102 of the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Index to Exhibits filed as part of this Registration Statement.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 11, 2014.

METHODE ELECTRONICS, INC.

By:	/s/ Douglas A. Koman
Name:	Douglas A. Koman
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald W. Duda and Douglas A. Koman and each of them with power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter J. Aspatore	Chairman of the Board	December 6, 2014
Walter J. Aspatore

/s/ Christopher J. Hornung	Vice Chairman of the Board	December 6, 2014
Christopher J. Hornung

/s/ Donald W. Duda	Chief Executive Officer, President & Director (Principal Executive Officer)	December 6, 2014
Donald W. Duda

/s/ Douglas A. Koman	Chief Financial Officer	December 6, 2014
Douglas A. Koman

/s/ Ronald L.G. Tsoumas	Treasurer and Controller	December 6, 2014
Ronald L.G. Tsoumas

/s/ Warren L. Batts	Director	December 6, 2014
Warren L. Batts

/s/ J. Edward Colgate	Director	December 6, 2014
J. Edward Colgate

/s/ Darren M. Dawson	Director	December 6, 2014
Darren M. Dawson

/s/ Stephen F. Gates	Director	December 6, 2014
Stephen F. Gates

/s/ Isabelle C. Goossen	Director	December 6, 2014
Isabelle C. Goossen

/s/ Paul G. Shelton	Director	December 6, 2014
Paul G. Shelton

/s/ Lawrence B. Skatoff	Director	December 6, 2014
Lawrence B. Skatoff

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Article Fourth of Certificate of Incorporation of Registrant, as amended and currently in effect (1)
5.1	Opinion of Locke Lord LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Locke Lord LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Signature Page)
99.1	Methode Electronics, Inc. 2014 Omnibus Incentive Plan (2)

(1)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission dated January 9, 2004.
(2)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission dated September 22, 2014.